[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 10.10

AGREEMENT TO TERMINATE CLA

BETWEEN

MONOSOL RX, LLC

AND

KEMPHARM, INC.

DATED AS OF MARCH 20, 2012

Agreement to Terminate CLA

Between

MONOSOL, RX and KemPharm,

This Agreement to Terminate CLA (“Agreement”), dated as of March 20, 2012 (the “Effective Date”), is between KemPharm, Inc., an Iowa corporation with its principal offices at 7 Hawkeye Drive, Suite 103, North Liberty, Iowa 52317 (“KemPharm”), and MonoSol Rx, LLC, a Delaware limited liability company with its principal offices at 30 Technology Drive, Warren, New Jersey, 07059 (“MSRx”).

RECITALS:

WHEREAS, KemPharm and MSRx entered into that certain Collaboration and License Agreement dated April 20, 2011 (the “CLA”);

WHEREAS, Shire LLC, a Kentucky limited liability company (“Shire”), has prosecuted, and KemPharm and Travis C. Mickle (“Mickle”) have defended, an action in the United States District Court for the Western District of Virginia Roanoke Division (the “Court”) captioned Shire LLC v. Travis C. Mickle Ph.D. et. al., No. 7:10-cv-00434 (SGW) (PMS) (W.D. Va.) (the “Shire Litigation”);

WHEREAS, KemPharm, Mickle and Shire have entered into a binding letter of intent dated as of February 9, 2010 (the “Shire LOI”), wherein Shire and KemPharm agree, among other things, that (a) Shire and KemPharm shall enter into a joint stipulation of dismissal, dismissing with prejudice all claims and counterclaims relating to the Shire Litigation, and (b) Shire shall acquire for the monetary and nonmonetary consideration set forth in the Shire LOI the assets specifically identified in section 1 of Exhibit A of the Shire LOI, including, without limitation, KP106 and KemPharm’s other amphetamine amino acid conjugate products, all inventory of such conjugate products, and all of KemPharm’s intellectual property related to such conjugate products; and

WHEREAS, the obligations of Shire and KemPharm to consummate the transactions set forth in the Shire LOI are subject to the condition that, within sixty (60) days following the date of the Shire LOI, MSRx executes the Release and Consent in the form attached hereto as Exhibit A (the “Shire Release”);

WHEREAS, MSRx is willing to execute the Shire Release in accordance with and subject to the terms and conditions set forth in this Agreement; and

WHEREAS, KemPharm and MSRx desire to terminate the CLA in accordance with the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the covenants, terms and conditions set forth in this Agreement, the receipt and sufficiency of which the Parties hereby acknowledge, MSRx and KemPharm agree as follows:

1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 1

Definitions

As used herein, the following terms shall have the following meanings:

1.1 “Affiliate” of a Party hereto means any entity which controls, is controlled by or is under common control with, such Party. For purposes of this definition, a Party shall be deemed to control another entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the voting equity of another entity (or other comparable ownership interest for an entity other than a corporation) or if it has management control of the other entity. Any reference in this Agreement to a Party shall include the Affiliates of that Party (unless the context requires otherwise).

1.2 “Agent” has the meaning provided in Section 5.1.

1.3 “Agreement” means this Agreement to Terminate CLA.

1.4 “Arising Product” means one or more pharmaceutical products in any dosage form for any indication relating to KP415 including products based upon, incorporating or manufactured from any IP or technology included in or stemming from KP415.

1.5 “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

1.6 “Change of Control” means the occurrence after the Effective Date, in one or a series of transactions, of any of the following: (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)), acting alone or in concert with others, assumes or otherwise gains, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities representing 50% or more of the combined voting power of the then outstanding securities of KemPharm and/or its Affiliates or its or their successors; (ii) any merger, consolidation, security exchange, division, or sale or other disposition of all or substantially all of the assets of KemPharm and/or its Affiliates or its or their successors or any other transaction in which KemPharm and/or its Affiliates or its or their successors become the subsidiary of another company which is consummated or approved by the equity holders of KemPharm and/or its Affiliates or its or their successors; and (iii) any approval by the equity holders of KemPharm and/or its Affiliates or its or their successors of a plan of liquidation. Notwithstanding the forgoing, a Change of Control shall not include a spin-off by KemPharm of assets including, without limitation, its rights and interests in KP415, to a wholly-owned subsidiary of KemPharm or the distribution of securities of such subsidiary to KemPharm’s securities holders in accordance with section 355 of the Internal Revenue Code of 1986, as amended, so long as each of the following conditions are met: (i) such subsidiary agrees in a writing in a form reasonably acceptable to MsRx to assume all of the obligations, representations, warranties and covenants of KemPharm under this Agreement upon the consummation of such transaction and (ii) no value (including, without limitation, any cash, securities or other property) is received by any of KemPharm, such subsidiary being spun-off or other Affiliate or any of its or their security holders other than the securities of such subsidiary in such spin-off which are being issued in such spin-off (a “355 Spin-Off Transaction”).

2.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.7 “CLA” has the meaning set forth in the Recitals to this Agreement;

1.8 “Claims” means any and all causes of action, charges, complaints, actions, suits, proceedings, hearings, investigations, allegations, demands and claims of any kind.

1.9 “Commercialize” or “Commercialization” means the marketing, promoting, distributing, offering for sale and selling, licensing, or otherwise realizing Value from or in connection with an Arising Product(s), and conducting clinical studies after Approval, if necessary and required. When used as a verb, Commercialize means to engage in Commercialization.

1.10 “Confidential Information” means or includes any and all Proprietary Information exchanged between the Parties or their representatives prior to the Effective Date under the provisions of the CLA or in contemplation of the transactions contemplated thereby or on or subsequent to the Effective Date under the provisions of this Agreement or in contemplation of the transactions contemplated hereby.

1.11 “Direct Claim” has the meaning provided in Section 8.3(F).

1.12 “Disclosing Party” has the meaning provided in Section 5.1.

1.13 “Effective Date” has the meaning set forth in the Preamble to this Agreement.

1.14 “Indemnitee” has the meaning provided in Section 8.2.

1.15 “Indemnitor” has the meaning provided in Section 8.2.

1.16 “Intellectual Property” or simply “IP” means or includes Patent Rights, Know-How, copyrights, trademarks, mask works, data, other forms of intellectual property, Confidential Information and Proprietary Information.

1.17 “KemPharm” has the meaning set forth in the preamble to this Agreement.

1.18 “KemPharm Sale Price” means the aggregate consideration and/or other Value actually received at any time in a KemPharm Sale Transaction from the acquiring Third Party(ies) by KemPharm and its Affiliates, and/or their respective equity holders (including, without limitation, the aggregate of any and all amounts received for any options, warrants or convertible securities, dividends, distributions, deferred, contingent, earn-outs, restrictive covenants, license (including under sublicenses), milestone, and Royalties payments, engagement fees and all other payments similar to any of the foregoing).

1.19 “KemPharm Sale Transaction” means a bona fide transaction (or a series of related bona fide transactions) between one or more Third Parties and KemPharm and/or its Affiliates, and/or their respective equity holders, pursuant to which there occurs a Change of Control, which transaction(s) includes KemPharm’s rights and interests in KP415. Notwithstanding the forgoing, a KemPharm Sale Transaction shall not include a 355 Spin-off Transaction by KemPharm.

3.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.20 “Know-How” means any unpatented technical information, know-how, show how and materials including, without limitation, all biological, chemical, pharmacological, toxicological, clinical, assay and other information, data, discoveries, inventions, improvements, processes, formula and trade secrets, patentable or otherwise.

1.21 “KP415” means (i) the molecule(s) involved in the covalent conjugation of methylphenidate (or methylpheny(piperidin-2-yl) acetate) currently referred to as KP415, and any and all [*] thereof, and (ii) any and all other [*], and any and all [*] thereof. KP415 is not restricted to indication, dosage, use or territory, all of which are covered under this definition.

1.22 “Losses” means any and all damages (including all incidental, consequential, statutory and treble damages), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including, without limitation, court costs, interest and reasonable fees of attorneys, accountants and other experts) incurred by or awarded to Third Parties and required to be paid to Third Parties with respect to a Claim by reason of any judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented out-of-pocket costs and expenses incurred in complying with any judgments, orders, decrees, stipulations and injunctions that arise from or relate to a Claim of a Third Party.

1.23 “Material Changes to the Shire LOI” means, with respect to any of the Shire Definitive Settlement Documents, any term or condition which either (a) modifies, limits or affects, in any manner, the monetary benefits required to be provided by Shire under the Shire LOI or any other rights of MSRx under the Shire LOI and/or this Agreement, (b) creates a risk of a potential Claim by Shire or any of its Affiliates against MSRx or any of its Affiliates or successors or assigns, or any of its or their respective officers, directors, managers, members, shareholders, employees, agents and representatives (collectively, the “MSRx Parties”) or increases a material risk of such a potential Claim against any of the MSRx Parties in a manner that is not contemplated in the Shire LOI, or (c) in any way conveys, grants, or otherwise effects any of MSRx’s rights or interests in or to MSRx’s Intellectual Property.

1.24 “Mickle” has the meaning set forth in the Recitals to this Agreement.

1.25 “MSRx” has the meaning set forth in the preamble to this Agreement.

1.26 “Net Revenues” means the amount of money, net of any sums paid to MSRx pursuant to any supply or manufacturing agreement or otherwise for the manufacture of KP415, which either Party or both Parties earn or receive at any time from the Commercialization of KP415 or otherwise from the exploitation of any licenses granted for the development and/or commercialization of KP415 (including, without limitation, monies which continue to be earned under such licenses after the expiration or termination of this Agreement and whether or not fully developed or Commercialized and all payments for upfront license payments, milestone events, Royalties, engagement fees and similar payments under sublicenses), less any applicable value added tax, sales tax or withholding tax or other deduction required by applicable law.

4.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.27 “Party” means either KemPharm or MSRx, and “Parties” means both KemPharm and MSRx.

1.28 “Patent Rights” means all existing patents and patent applications and all patent applications hereafter filed, including any continuations, continuations-in-part, divisions, or any substitute applications, any patent issued with respect to any such patent applications, any reissue, re-examination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing, or as applicable portions thereof or individual claims therein.

1.29 “Program Sale Transaction” means a transaction (or a series of transactions), other than a Third Party License or KemPharm Sale Transaction, pursuant to which one or more Third Parties purchases and/or acquires (alone or with other assets, rights or interests) KemPharm’s and MSRx’s respective rights and interests in and to KP415 or other transaction (or a series of transactions) at any time involving the monetization (including, without limitation, the issuance of any securities) of KP415 whether or not at the time of any such transaction or monetization event KP415 is fully developed or Commercialized. A KemPharm Sale Transaction does not constitute a “Program Sale Transaction.” Notwithstanding the forgoing, a Program Sale Transaction shall not include a 355 Spin-off Transaction by KemPharm.

1.30 “Proprietary Information” means or includes information or data owned or licensed by a Party that such Party treats as proprietary and confidential including, but not limited to, data, documents, trade secrets, methods, processes, techniques, and scientific and business information.

1.31 “Receiving Party” has the meaning provided in Section 5.1.

1.32 “Royalty” means monies or other consideration paid by either Party to the other Party or to either or both of the Parties by a Third Party Licensee on sales of KP415 and/or Arising Products in any country of the world.

1.33 “Shire” has the meaning set forth in the Recitals to this Agreement.

1.34 “Shire Closing” means the closing of the transactions contemplated under the Shire LOI in accordance with the terms of the Shire LOI or, if elected by KemPharm in accordance with Section 2.2, in accordance with the Shire Definitive Settlement Documents.

1.35 “Shire Definitive Settlement Documents” means any settlement agreement and/or asset purchase agreement or other documents entered into by and between KemPharm and Shire which contain the terms and conditions set forth in the Shire LOI and such other and additional terms and conditions of the transaction contemplated in the Shire LOI.

1.36 “Shire Litigation” has the meaning set forth in the Recitals to this Agreement.

5.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.37 “Shire LOI” has the meaning set forth in the Recitals to this Agreement.

1.38 “Shire Release” has the meaning set forth in the Recitals to this Agreement.

1.39 “Shire Payment” has the meaning set forth in Section 2.3 below.

1.40 “Third Party” means any person or entity other than either Party or its Affiliates.

1.41 “Third Party Claim” has the meaning provided in Section 8.2.

1.42 “Third Party License” means a license by either or both of the Parties to a Third Party granting development, Commercialization and/or other exploitation rights with respect to KP415 or any Arising Product.

1.43 “Third Party Licensee” means a Third Party which is granted development, Commercialization and/or other exploitation rights under a Third Party License, including the Third Party’s sublicensees, if any.

1.44 “Value” means value which is associated with KP415 and/or any Arising Product received by either or both Parties (excluding sums paid to MSRx pursuant to any supply or manufacturing agreement or otherwise for the manufacture of KP415 and/or any Arising Product), including, by way of illustration, without limitation: the purchase price and other net consideration actually received at any time under a Program Sale Transaction; Net Revenues received by either Party; payments received from a Third Party License (such as, without limitation, upfront license payments, milestone payments, Royalties, engagement fees, discontinuance or standstill payments and similar payments under sublicenses); that portion of the KemPharm Sale Price attributable to KP415 in accordance with Section 4.2 below; and other transactions involving the monetization (including, without limitation, the issuance of securities (other than a 355 Spin-Off Transaction), options, warrants or convertible securities, dividends, distributions, and deferred, contingent, earn-outs, and restrictive covenants payments); whether or not KP415 is fully developed or Commercialized at the time of calculation of such value and covering KP415 in any dosage form for any application or indication anywhere in the world.

ARTICLE 2

EXECUTION OF SHIRE RELEASE; CONSUMMATION OF THE SHIRE LOI

2.1 Execution of Shire Release. Simultaneous with the Shire Closing, and the receipt of payment by MSRx of the amount payable to MSRx in accordance with Section 2.3 below, MSRx shall execute and deliver to KemPharm the Shire Release in the form attached hereto as Exhibit A.

2.2 Consummation of the Shire LOI. Following the execution of this Agreement, KemPharm shall close upon the transactions provided in the Shire LOI; provided, however, that KemPhann, in its discretion, may negotiate, execute and close upon Shire Definitive Settlement Documents. In the event KemPharm and Shire agree upon final drafts of Shire Definitive Settlement Documents, KemPhann shall provide to MSRx a copy of such final drafts at least three (3) Business Days prior to the Shire Closing. In furtherance of the Shire Closing, MSRx shall deliver to KemPharm or directly to Shire within three (3) Business Days after the date of the Shire Closing the complete inventory in MSRx’s possession of any KP106 active pharmaceutical ingredient as of such date and a certificate signed by MSRx acknowledging that any KP106 manufactured in any dosage form in MSRx’s possession as of such date has been destroyed.

6.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.3 Shire Payment. Upon the Shire Closing, out of the single one-time payment of $22,000,000 (the “Shire Payment”) to be paid by Shire thereunder, KemPharm shall arrange for $[*] of the $22,000,000 to be paid directly by Shire via bank transfer to MSRx consistent with wiring instructions given by MSRx to KemPharm. Such payment of $[*] to MSRx shall be inclusive of any portion of the $22,000,000 Shire Payment which MSRx is due under the CLA for a “Program Sale Transaction” (as defined under the CLA). MSRx shall have no right or Claim under this Agreement or the CLA to any portion of the aforementioned $22,000,000 Shire Payment except for the aforementioned $[*] sum.

2.4 MSRx’s Revocation Rights. In the event that KemPharm negotiates final drafts of Shire Settlement Documents, then KemPharm shall provide a copy of such final drafts in accordance with Section 2.2 hereof. If the Shire Settlement Documents include any Material Changes to the Shire LOI, then MSRx shall have the following right to revoke this Agreement: by no later than 5:00 P.M. E.S.T. on the third (3rd) Business Day following the date on which MSRx receives a copy of such final signed or unsigned drafts of the Shire Settlement Documents, MSRx may deliver written notice to KemPharm which states that the Shire Definitive Settlement Documents includes Material Changes to the Shire LOI, describes in reasonable detail the Material Changes to the Shire LOI and declares that MSRx is revoking this Agreement. Such revocation shall be effective immediately upon KemPharm’s receipt of the notice required herein. In addition to the foregoing, MSRx shall have the right to revoke this Agreement by written notice to KemPhann under either of the following events: (i) KemPharm shall have failed to deliver to MSRx a written notice that the Shire Closing has occurred within thirty (30) days after the Effective Date, or (ii) MSRx shall not have received its share of the Shire Payment in accordance with Section 2.3 above or the Shire Release executed by Shire. In the event that MSRx revokes this Agreement in accordance with this Section 2.4, then each of the following shall terminate effective simultaneous with such revocation: (i) MSRx’s right to receive the payment provided under Section 2.3, (ii) the termination of the CLA pursuant to Article 3 (and the CLA shall be reinstated automatically thereon in full force and effect and all of the rights and obligations of the Parties under the CLA shall continue and survive); and (iii) MSRx’s rights and interest in KP415 under Article 4.

ARTICLE 3

TERMINATION OF THE CLA

3.1 Termination of the CLA. Subject to the terms and conditions of this Agreement, including, without limitation, the revocation rights of MSRx under Section 2.4, the CLA shall terminate upon the Shire Closing and payment to MSRx of the amount due under Section 2.3 above. Upon termination of the CLA pursuant to this Section 3.1, no rights or obligations of either Party under the CLA shall survive the termination. The Parties acknowledge and agree that, following the assignment to Shire of the “Acquired Assets” (as defined under the Shire LOI), there are no remaining “Arising Technology,” “Arising Patents” or “Arising IP” as those terms are defined in the CLA. Except as otherwise provided in Section 2.2 with respect to inventory and manufactured KP106, following the termination of the CLA, each Party shall promptly transfer to the other Party, at the other Party’s cost, or destroy at the other Party’s written request, all relevant records and materials in its possession or control containing Confidential Information of

7.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the other Party; provided, however, that each Party may keep one archival copy of the Confidential Information of the other Party in the legal department files of such Party or its legal representative in accordance with the provisions of Article 5 below. Subject to the terms and conditions of this Agreement, including, without limitation, the revocation rights of MSRx under Section 2.4, each Party hereby forever releases and discharges the other Party and each of the other Party’s officers, directors, shareholders, members, managers, employees and agents from any and all Claims, known or suspected by the releasing Party as of the date of Shire Closing, at law or in equity, arising from or related to the CLA. Nothing in this Section 3.1 shall limit, impair or affect any of the rights of the Parties under this Agreement and no Party shall be deemed to release, waive or discharge any of its rights or remedies under this Agreement or at law or in equity with respect to the transactions contemplated under this Agreement.

ARTICLE 4

GRANT OF INTEREST IN KP415

4.1 Division of Value Generally. Subject to the terms and conditions set forth in this Agreement, the Parties acknowledge and agree that MSRx shall have the right to receive an amount equal to [*] of any and all Value. Upon the occurrence of a Program Sale Transaction or KemPharm Sale Transaction, the Value to be paid to MSRx (or the amount to be deposited in escrow in accordance with Section 4.2, as the case may be) shall be paid to MSRx (or the escrow agent, as the case may be) directly out of the closing proceeds and any other consideration (and post-closing proceeds and/or other consideration, if any) of such Program Sale Transaction or KemPharm Sale Transaction simultaneously with and when each payment by such Third Party is made to KemPharm or any of its Affiliates, and/or any of their respective equity holders, of any and all such proceeds or the delivery of other consideration therefore whenever made. KemPharm shall arrange in the agreement for a Program Sale Transaction or KemPharm Sale Transaction that payment of such Value to MSRx (or the amount to be deposited in escrow pursuant to Section 4.2, as the case may be) shall be made by wire transfer of immediately available funds to an account designated by MSRx (or to the escrow agent, as the case may be), and the delivery of such other consideration representing any such Value (or the amount to be deposited in escrow pursuant to Section 4.2, as the case may be) shall be made to the address of MSRx set forth in this Agreement or as otherwise designated by MSRx (or to the escrow agent, as the case may be). In the event that MSRx is properly paid in full all of its share under this Agreement of the Value of a Program Sale Transaction or KemPharm Sale Price directly by the Third Party purchaser in such Program Sale Transaction or KemPharm Sale Transaction out of the proceeds thereof in accordance with this Article 4, MSRx shall have no right to make a Claim against KemPharm for KemPharm’s share of the Value received from such Third Party purchaser out of the proceeds of such Program Sale Transaction or KemPharm Sale Transaction, as the case may be.

4.2 KemPharm Sale Transaction. If KemPharm or an Affiliate holding rights, title or interests in or to KP415 enters into a KemPharm Sale Transaction, then such transaction shall include MSRx’s rights and interests in and to KP415; provided that MSRx shall be paid its share of the Value of the KemPharm Sale Price. The KemPharm Sale Price shall constitute Value to the extent that the KemPharm Sale Price is attributable, in whole or in part, to any of KemPharm’s or an Affiliate’s rights, title or interests in or to KP415. Upon proper payment of such Value to MSRx in connection with a KemPharm Sale Transaction, MSRx’s rights and interests in and to KP415 shall be terminated unless after the consummation of such KemPharm Sale Transaction KemPharm or

8.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

any of its Affiliates, and/or any of their respective equity holders, retains directly or indirectly any rights, title or interests in and to KP415, in which event such rights and interests of MSRx shall continue and survive the consummation of such KemPharm Sale Transaction and MSRx shall be paid its share of the Value of the KemPharm Sale Price with respect to such KemPharm Sale Transaction. The interests of MSRx which shall survive pursuant to the foregoing sentence shall be limited to the extent of the remaining interest in KemPharm and its Affiliates held by their respective equity holders, including future Value payments made to such equity holders and Value received by such equity holders in any subsequent transactions including, without limitation, any Program Sale Transactions and any KemPharm Sale Transactions. KemPharm or the Affiliate who is a party to the KemPharm Sale Transaction shall provide to MSRx written notice of its intent to enter into a KemPharm Sale Transaction, which notice shall specify the consideration and purchase price to be paid to KemPharm, its Affiliates and/or their respective equity holders in such KemPharm Sale Transaction. Such notice shall be delivered to MSRx as soon as reasonably practicable, but in no event later than five (5) Business Days after the execution of any agreement contemplating such KemPharm Sale Transaction and no later than ninety (90) days prior to the consummation of such KemPharm Sale Transaction. If the Parties cannot agree on the determination of the Value contained within a KemPharm Sale Price within ten (10) days of such notice by KemPharm to MSRx, then such Value shall be determined by an independent valuation expert selected by mutual written agreement of the Parties. In the event that the Parties are unable to mutually agree upon the selection of an independent valuation expert within five (5) Business Days of the expiration of such ten-day period, then such Value shall be determined in accordance with the following procedures: Each of the Parties shall select its own independent valuation expert and pay all costs associated with its own valuation expert. The two independent valuation experts shall prepare a written determination of such Value within three (3) months of selection. If the determination of the two valuation experts vary by [*] or less, the Parties shall accept as final and binding the average of the determination by the two independent valuation experts as the Value attributed in such KemPharm Sale Transaction. If the results of the foregoing two determinations vary by more than [*], then the two valuation experts shall select a third independent valuation expert to prepare its own valuation of the Value attributed to such KemPharm Sale Transaction. The third valuation expert will, at a minimum, evaluate the valuations of the first two valuation experts and conduct its own analyses as necessary to support its own valuation. The three independent valuation experts shall agree to comply with this schedule of performance before accepting appointment. The Parties shall accept as final and binding the average of the determinations by the three independent valuation experts as the Value attributed in such KemPharm Sale Transaction. The Parties agree that each independent valuation expert engaged for the purposes of determining Value pursuant to this Section 4.2 shall be at least a partner or director of a nationally recognized appraisal firm, which may be an investment banking firm, a certified public accounting firm, or any other firm that performs appraisal and valuation services in the pharmaceutical industry. The Parties agree that any and all costs associated with the first (and, if applicable, the third) valuation expert and its valuation determination shall be paid equally by MSRx and KemPharm. The Parties also agree that the Value shall be equal to a percentage of the KemPharm Sale Price, which percentage shall be proportionate to the value of KemPharm’s and/or its Affiliate’s rights, title or interests in KP415 expressed as a percentage of the aggregate value of the overall portfolio of tangible and intangible assets as a going concern that are included within the KemPharm Sale Transaction. For the sake of clarity, each individual asset of KemPharm or its Affiliates included within the

9.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

KemPharm Sale Transaction, including KP415, shall be assigned a percentage that represents each individual asset’s relative contribution to the KemPharm Sale Price, such that the Value in question to be shared by the Parties shall be clearly defined and distinct from all other assets solely owned by KemPharm and/or its Affiliates. The Parties also agree that any valuation shall be conducted in accordance with the terms set forth generally in Exhibit B. The Parties agree that, in the event that such valuation determination is not made prior to the scheduled closing of the KemPharm Sale Transaction despite the Parties acting in good faith and with reasonable diligence to obtain such valuation determination in accordance with this Section 4.2, KemPharm shall have the right to close the KemPharm Sale Transaction on or after the schedule closing date; provided, however, that [*] of the KemPharm Sale Price shall be deposited into an escrow account out of the proceeds or other consideration paid under the KemPharm Sale Transaction and released upon completion of the determination of Value in accordance with this Section 4.2. The agent of the aforementioned escrow account shall be mutually agreed upon in writing by the Parties, who shall be instructed to distribute the escrowed proceeds and consideration upon completion of the Value determination in such proportions as shall correctly pay MSRx its share of the Value of the KemPharm Sale Price, and the remaining balance shall be paid to KemPharm (or to its Affiliates as instructed by KemPharm). In the event that the share of the Value upon completion of the Value determination exceeds the amount held in such escrow, KemPharm or its Affiliates shall pay to MSRx within five (5) days of such determination the difference between the share of the Value determined in accordance with this Section 4.2 and the amount in escrow.

4.3 Limitation on MSRx’s Rights to KP415. Except as otherwise expressly provided in this Article 4, MSRx shall have no rights or interest in or to KP415. Further, KemPharm shall have no obligations to MSRx to take any actions to develop or Commercialize KP415. Moreover, MSRx acknowledges the option to purchase KP415 which is granted to Shire under the Shire LOI, which, if such option is exercised by Shire under the Shire LOI, shall be deemed to be a Program Sale Transaction and MSRx shall be entitled to its share of Value with respect thereto under Section 4.1.

ARTICLE 5

CONFIDENTIAL INFORMATION

5.1 Confidential Information. Each of the Parties (“Receiving Party”) shall keep all Confidential Information received from the other Party (“Disclosing Party”) with the same degree of care it maintains the confidentiality of its own Confidential Information, which in no event shall be less than a reasonable degree of care. The Receiving Party shall not use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Third Party other than to such of its employees, directors, officers, representatives, consultants, and agents (collectively, an “Agent”) who have a need to know such Confidential Information to implement the terms of this Agreement or enforce its rights under this Agreement, or to a Third Party Licensee. A Receiving Party shall advise any Agent or Third Party Licensee who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto. Upon termination of this Agreement, the Receiving Party shall use Commercially Reasonable Efforts to return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the Receiving Party’s or its Agents’ possession, except that the Receiving Party may keep one (1) archival copy of the Confidential Information in the legal department files of

10.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Receiving Party or its outside counsel. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this Section 5.1. The above restrictions set forth in this Section 5.1 on the use and disclosure of Confidential Information shall not apply to any information which (a) is already known to the Receiving Party at the time of disclosure by the Disclosing Party, as demonstrated by competent proof (other than as a result of prior disclosure under any agreement between the Parties with respect to confidentiality), (b) is or becomes generally available to the public other than through any act or omission of the Receiving Party in breach of this Agreement, (c) is acquired by the Receiving Party from a Third Party who is not directly or indirectly under an obligation of confidentiality to the Disclosing Party with respect to same, or (d) is developed independently by the Receiving Party without use, direct or indirect, of Confidential Information. In addition, nothing in this Article 5 shall be interpreted to limit the ability of either Party to disclose its own Confidential Information to any other Person on such terms and subject to such conditions as it deems advisable or appropriate.

A specific item of Confidential Information shall not be covered or deemed to be covered by the foregoing exclusions merely because a general category of information containing such specific item is within the scope of such exclusions. Notwithstanding anything in this Agreement to the contrary, in the event the Receiving Party becomes, or anticipates that it may become, legally compelled to disclose any of the Confidential Information, the Receiving Party will provide the Disclosing Party with prompt notice so that the Disclosing Party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If a full protective order or other appropriate remedy is not obtained, the Receiving Party will disclose only that portion of the Confidential Information which it remains legally compelled to disclose, and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

If any portion of the Confidential Information falls into one of the above exceptions, the remainder of the information shall continue to be subject to the requirements of the Agreement. Further, Confidential Information shall not be deemed within the foregoing exceptions if such Confidential Information: (i) is specific and merely embraced by more general information in the public domain or in the receiving party’s possession; or (ii) is a combination which might be pieced together so as to reconstruct such Confidential Information from multiple sources, none of which show the whole combination, the principles of operation and/or method of use.

5.2 Permitted Disclosure and Use. Notwithstanding Section 5.1, a Party may use and disclose Confidential Information belonging to the other Party only to the extent such use and/or disclosure is reasonably necessary to perform its obligations under this Agreement or comply with applicable laws or the regulations of any government authority or any security exchange on which its shares or those of any group company are, or in the process of being, listed. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 5.2, such Party shall where lawful to do so give such reasonable advance notice of such disclosure, to the other Party as it is able to do to permit such other Party to object to such disclosure or to take measures to ensure confidential treatment of Confidential Information that is being disclosed.

11.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.3 Public Announcements; Press Release. Except as may be expressly permitted under this Section 5.3 or required by applicable laws or the regulations of any security exchange on which its shares or those of any group company are listed or in the process of being listed, neither Party will make any public announcement of any information regarding the existence, terms or conditions of this Agreement without the prior written approval of the Parties. Once any written statement is approved for disclosure by the other Party or information is otherwise made public in accordance with this Section 5.3, either Party may make a subsequent public disclosure of the contents of such statement without further approval of the other Party. Nothing in the foregoing, however, shall prohibit a Party from making such disclosures as may be necessary or reasonably appropriate in order to comply with applicable law or any rule or regulation of any nationally recognized securities exchange; in such event, however, the Party making the disclosure shall use good faith efforts to consult with the other Party prior to such disclosure and consider in good faith such other Party’s proposed modifications and, where applicable, shall request confidential treatment to the extent available.

5.4 Confidentiality of this Agreement. The terms of this Agreement shall be Confidential Information of each Party and, as such, shall be subject to the provisions of this Article 5.

5.5 Confidentiality of Shire LOI. The existence and terms of the Shire LOI and any Shire Definitive Settlement Documents shall be Confidential Information subject to the provisions of this Article 5. MSRx shall not make any disclosure to the public or any Third Party (other than to its employees, officers, directors, members, managers, legal counsel and financial advisors) regarding the transactions contemplated by the Shire LOI or any Shire Definitive Settlement Documents or the terms and conditions thereof except to the limited extent that KemPharm is permitted to do so under the Shire LOI and/or the Shire Definitive Settlement Documents.

5.6 Intellectual Property of MSRx. KemPharm acknowledges and agrees, for itself and its Affiliates, that neither it nor any of its Affiliates shall have any rights, title or interests in, and shall not, and shall not permit others to, misappropriate, use, disclose or otherwise exploit, any Intellectual Property of MSRx in its or their possession or control, notwithstanding anything to the contrary contained in this Agreement or the Shire LOI (or the Shire Definitive Settlement Documents, if applicable) or the transactions contemplated hereunder or thereunder, or as a result of the disclosure or delivery to Shire or any of its Affiliates of any data, materials, reports or documents containing any Intellectual Property of MSRx required pursuant to the Shire LOI (or the Shire Definitive Settlement Documents, if applicable). KemPharm acknowledges and agrees that nothing contained in this Agreement, the Shire LOI (or the Shire Definitive Settlement Documents, if applicable) or the transactions contemplated hereunder or thereunder shall constitute or be construed as creating an express or implied grant of any rights, title, interests or licenses to KemPharm or Shire or their respective Affiliates of the Intellectual Property of MSRx and KemPharm hereby agrees to irrevocably waive, and agrees not to assert, any claim that KemPharm or any of its Affiliates has any rights, title or interests in or license to any of MSRx’s Intellectual Property.

5.7 Equitable Remedies. Each Party specifically recognizes that any breach by it of this Article 5 may cause irreparable injury to the other Party and that actual damages may be difficult to ascertain and, in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each Party agrees that in the event of any such breach, the other Party shall be entitled to seek injunctive relief and such other legal and equitable remedies as may be available.

12.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.8 Survival. The obligations and prohibitions contained in this Article 5 shall survive the expiration or termination of this Agreement for a period of [*] years thereafter; provided, however, that Confidential Information which is a trade secret of the Disclosing Party if disclosed in writing or, if disclosed orally and confirmed within thirty (30) days in writing as being a trade secret of the Disclosing Party, shall be maintained in secret until such time as it no longer qualifies as a trade secret or until such time as Disclosing Party advises Receiving Party in writing that such information is no longer a trade secret.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS OF KEMPHARM

KemPharm represents, warrants and covenants to MSRx as of the Effective Date that:

6.1 Existence. KemPharm (a) is a company duly organized, validly existing, and in good standing under the laws of the State of Iowa; (b) is duly qualified as an entity and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, where the failure to be so qualified would have a material adverse effect on its financial condition or its ability to perform its obligations under this Agreement; and (c) has the requisite power and authority to execute, deliver, grant and perform the covenants and transactions contemplated in this Agreement.

6.2 Authority. The execution, delivery and performance of this Agreement by KemPharm and all instruments and documents to be delivered by KemPharm hereunder (a) have been duly authorized by all necessary or proper action; (b) do not conflict with any provision of the charter documents of KemPharm; (c) will not violate any applicable law or regulation or any order or decree of any court or governmental authority having jurisdiction over KemPhann where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement; and (d) will not violate or conflict with any terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which KemPharm is a party, or by which KemPharm or any of its property is bound, which violation or conflict would have a material adverse effect on its financial condition or on its ability to perform its obligations under this Agreement.

6.3 Binding Effect. This Agreement has been duly executed and delivered by KemPharm and constitutes a legal, valid and binding obligation of KemPharm, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws generally applicable to creditors’ rights; and (b) judicial discretion in the availability of equitable relief.

6.4 Existence of Claims. As of the time of the Agreement, KemPharm has not received notice, whether written or oral, from any Third Party of any, and knows of no facts or circumstances which would lead to any, Claim asserting the invalidity, misuse, unregisterability or unenforceability of any of its patents, or challenging its right to use or ownership of any of its patent rights or Know-How, or making any adverse Claim of ownership thereof, or asserting that

13.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

any trade secrets or other intellectual property rights of such Third Party would be misappropriated by KP415, or that any issued patent of such Third Party in the Territory would be infringed by KP415 or the manufacture, distribution, marketing or sale of the Arising Product(s) in the Territory.

6.5 IP Rights. To the best of its knowledge, KemPharm owns or has licenses to all of its patent rights, Know-How and all other Intellectual Property, Confidential Information, Proprietary Information of any nature whatsoever provided by it to MSRx under this Agreement or otherwise relating to the development and/or Commercialization of KP415, and it owns or has licenses to such Intellectual Property free and clear of all liens, Claims and encumbrances and free of all royalty or similar payment obligations to any Third Party, except such liens, Claims, encumbrances and obligations as will not have a material adverse effect on the other Party’s rights under this Agreement.

6.6 Shire LOI. As of the Effective Date, none of KemPharm or any of KemPharm’s Affiliates, Mickle or any equity holders, employees, officers, or directors of KemPhann or any of KemPharm’s Affiliates (i) are party to any agreements with Shire or any of Shire’s Affiliates other than the Shire LOI; (ii) are negotiating any agreements with Shire or any of Shire’s Affiliates other than the Shire Definitive Settlement Documents; or (iii) shall receive at any time for the transfer of the “Acquired Assets” (as defined in the Shire LOI) or the settlement of any Claim between Shire and any of them any consideration or Value other than KemPharm’s share of the Shire Payment in accordance with Section 2.3 above and the express non-monetary consideration covered under the covenants, terms and conditions set forth in the Shire LOI (except for reasonable consulting fees payable to Mickle, not in excess of industry standards, for consulting services described in Section 12 of the Shire LOI). If KemPharm or any of KemPharm’s Affiliates, Mickle or any equity holders, employees, officers, or directors of KemPharm or any of KemPharm’s Affiliates enters into any agreement or similar transaction, directly or indirectly, with Shire or any of Shire’s Affiliates after the Effective Date (other than the Shire LOI or the Shire Definitive Settlement Documents, if applicable) involving the exchange or issuance of consideration to KemPharm or any of KemPharm’s Affiliates, Mickle or any equity holders, employees, officers, or directors of KemPhann or any of KemPharm’s Affiliates for any securities, assets, property or rights in any IP of KemPharm or its Affiliates which includes Value which should have been paid to MSRx under the CLA (with the defined term “Value” having such meaning under the CLA as it relates to KP106) or under this Agreement, MSRx shall be entitled to receive its share of such Value directly from Shire and/or its Affiliates which are a party to such agreement or transaction, and MSRx shall have such additional rights and remedies under this Agreement and available to MSRx at law or in equity. For the sake of clarity and not in limitation of the generality of the foregoing, if such agreement or transaction relates in any way to KP106, MSRx shall receive [*] of the aggregate of such Value and, if such agreement or transaction relates in any way to KP415, MSRx shall receive [*] of the aggregate of such Value. The manner of payment of such Value to MSRx under this Section 6.6 shall be as set forth in Article 4 of this Agreement. In furtherance of the foregoing rights of MSRx, during the [*] period after the Effective Date, KemPhann shall provide to MSRx written notice of its or any of its Affiliates’ intent to enter into any agreement or transaction, directly or indirectly, with Shire or any of its Affiliates after the Effective Date (other than the Shire LOI and the Shire Definitive Settlement Documents, if applicable) as soon as practicable but in no event later than five (5) Business Days after the execution of any agreement or letter of intent or similar document and no later than

14.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ninety (90) days prior to the consummation of the transactions contemplated thereunder. Such notice shall contain the purchase price and other consideration being paid and the other written terms and conditions of the agreement or transaction. The agreement contemplating such transaction shall expressly acknowledge the rights of MSRx under this Agreement including, without limitation, the right to receive its share of the Value as set forth above out of the proceeds or other amounts due to KemPharm under such agreement.

6.7 Disclaimer of Warranty. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A WARRANTY OR REPRESENTATION BY KEMPHARM (I) REGARDING THE EFFECTIVENESS, VALUE, SAFETY, NON TOXICITY, OR PATENTABILITY OF KP415 AND/OR U.S. PROVISION PATENT APPLICATION NO. [*] OR (II) THAT KP415 WILL BE APPROVED OR OTHERWISE DEVELOPED OR COMMERCIALIZED. KEMPHARM MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO KP415.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF MSRX

MSRx represents, warrants and covenants to MSRx as of the Effective Date that:

7.1 Existence. MSRx (a) is a company duly organized, validly existing, and in good standing under the laws of the State of Delaware; (b) is duly qualified as an entity and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, where the failure to be so qualified would have a material adverse effect on its financial condition or its ability to perform its obligations under this Agreement; (c) has the requisite power and authority to execute, deliver, grant and perform the covenants and transactions contemplated in this Agreement.

7.2 Authority. The execution, delivery and performance of this Agreement by MSRx and all instruments and documents to be delivered by MSRx hereunder (a) have been duly authorized by all necessary or proper action; (b) do not conflict with any provision of the charter documents of MSRx; (c) will not violate any applicable law or regulation or any order or decree of any court or governmental authority having jurisdiction over MSRx where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement; and (d) will not violate or conflict with any terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which MSRx is a party, or by which MSRx or any of its property is bound, which violation or conflict would have a material adverse effect on its financial condition or on its ability to perform its obligations under this Agreement.

7.3 Binding Effect. This Agreement has been duly executed and delivered by MSRx and constitutes a legal, valid and binding obligation of MSRx, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) [*]; and (b) [*].

15.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 8

INDEMNIFICATION

8.1 Mutual Indemnification. Each Party shall defend indemnify and hold harmless the other Party, including Affiliates and each of their respective officers, directors, shareholders, employees, representatives, agents, successors and assigns from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of (a) a Party’s gross negligence or willful misconduct in performing any of its obligations under this Agreement, or (b) a material breach by a Party of any of its representations, warranties, covenants or agreements under this Agreement.

8.2 KemPharm Indemnification of Shire Complaint. In the event that Shire brings any Claim against MSRx in connection with the Acquired Assets other than solely as a result of a breach by MSRx of any obligation under this Agreement or in breach of the Shire Release, KemPharm shall indemnify, defend, and hold harmless, at KemPharm’s cost and expense, MSRx and MSRx’s Affiliates, and each of their respective officers, directors, shareholders, employees, representatives, agents, successors and assigns who are named therein (collectively, the “MSRx Parties”), in such Claim by Shire (a “Shire Claim”).

8.3 Procedure for Indemnification.

(A) Notice. In the case of a Claim made by a Third Party (a “Third Party Claim”) as to which a Party (the “Indemnitor”) may be obligated to provide indemnification pursuant to this Agreement (including a Shire Claim), such Party seeking indemnification hereunder (“Indemnitee”) shall notify the Indemnitor in writing of the Third Party Claim (and specifying in reasonable detail the factual basis for the Third Party Claim and to the extent known, the amount of the Third Party Claim) reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been actually materially prejudiced as a result of such failure.

(B) Defense of Claim. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, then the Indemnitor may elect to assume the defense of any such Third Party Claim and any litigation resulting from such Claim. Both Parties agree to cooperate with the Party providing the defense in all material respects including the timing of requests for information and access to material necessary to the defense.

(C) Assumption of Defense in the event of Default of Indemnitee. In the event the Indemnitor is not able to provide a defense, or elects not to provide a defense against any Third Party Claim, under this Section 8.3, notwithstanding anything to the contrary contained in this Agreement, an Indemnitee shall be entitled to assume the defense of any Third Party Claim and at its sole option provide the defense against the Third Party Claim. In such case of the Indemnitee providing the defense, the Indemnitor will be required, within thirty (30) days after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third Party Claim, to provide to the Indemnitee all materials, correspondence, documents and information which may be useful in mounting a defense.

(D) Settlement of Claims. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to a reasonable settlement, compromise or discharge of such Third Party Claim that the Indemnitor may

16.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

recommend that by its terms obligates the Indemnitor to pay the full amount of Losses (whether through settlement or otherwise) in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all Losses in connection with such Third Party Claim; provided, however, that, without the Indemnitee’s prior written consent, the Indemnitor shall not consent to any settlement, compromise or discharge (including, without limitation, the consent to entry of any judgment), and the Indemnitee may refuse to agree to any such settlement, compromise or discharge, that provides for injunctive or other non-monetary relief materially and adversely affecting the Indemnitee. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee against a Third Party Claim, the Indemnitee shall not (unless required by applicable law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

(E) Other Assumption of Defense. Notwithstanding anything to the contrary contained in this Agreement, an Indemnitee shall be entitled to assume the defense of any Third Party Claim with respect to the Indemnitee upon written notice to the Indemnitor in which case, the Indemnitor shall be relieved of liability under Section 8.1 solely for such Third Party Claim and related Losses.

(F) Direct Claims. Any Claim on account of any and all damages, deficiencies, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses, and expenses (including, without limitation, court costs, interest and reasonable fees of attorneys, accountants and other experts) incurred by or suffered by a Party which does not involve a Third Party Claim (a “Direct Claim”) shall be asserted by reasonably prompt written notice (stating in reasonable detail, the basis of such Claim and a reasonable estimate of the amount thereof) given by the Indemnitee to the Indemnitor. Except as otherwise stated in this Agreement, for a period of sixty (60) days from and after the receipt of the written notice (or such shorter period of time as otherwise set forth in this Agreement with respect to a specific Claim) the Parties shall attempt in good faith to resolve such Direct Claim. If the Parties are unable to resolve such Direct Claim, the Party seeking recourse may thereafter pursue any and all legal and equitable remedies at its disposal to enforce said Direct Claim.

ARTICLE 9

TERM AND TERMINATION

9.1 Term. This Agreement shall be deemed to commence on the Effective Date and, unless terminated earlier in accordance with the terms of this Agreement, shall continue until the completion or termination of all payments to MSRx of Value pursuant to Article 4 and Section 6.6 (the “Term”).

9.2 Accrued Rights; Surviving Obligations. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly or by implication intended to survive termination, relinquishment or expiration of this Agreement and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination, relinquishment or expiration.

17.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.3 Survival. The following provisions shall survive the termination of this Agreement: [*], [*], [*], [*] and [*], as well as any applicable definitions and general provisions. Remedies for breaches will also survive termination of this Agreement.

ARTICLE 10

MISCELLANEOUS

10.1 Relationship of the Parties. Unless as otherwise agreed in writing, each Party shall bear its own costs incurred in the performance of its obligations under this Agreement without charge or expense to the other except as expressly provided in this Agreement. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, each of the Parties’ legal relationship under this Agreement to the other Party shall be that of independent contractor.

10.2 Registration and Filing of this Agreement. To the extent, if any, that either Party concludes in good faith that it or the other Party is required to file or register this Agreement or a notification thereof with any Governmental Authority including, without limitation, the U.S. Securities and Exchange Commission or the U.S. Federal Trade Commission, in accordance with law, such Party shall inform the other Party thereof. Should both Parties jointly agree that either of them is required to submit or obtain any such filing, registration or notification, they shall cooperate, each at its own expense, in such filing, registration or notification and shall execute all documents reasonably required in connection therewith. In such filing, registration or notification, the Parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by applicable law. The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis.

10.3 Governing Law/Disputes. This Agreement and all other disputes, difference and Claims arising out of or in connection with this Agreement or the respective rights of the Parties under this Agreement shall be construed and governed in all respects, and the respective rights of the Parties determined, according to the prevailing substantive laws of the State of [*], without regard to its conflict of laws principles. The Parties agree that, differences and Claims of any kind whatsoever arising out of or in connection with this Agreement or the respective rights of the Parties under this Agreement (other than disputes under Section 4.2, which shall be resolved in accordance with the procedures set forth under Section 4.2), either Party shall have the right to seek recourse and to pursue any and all legal and equitable remedies at its disposal with respect to such disputes, differences or claims. In the event any such action shall be brought to enforce or interpret the terms of this Agreement in accordance with this Section 10.3, the Parties agree that such action will be brought in the State or Federal courts located in [*]. Each of MSRx and KemPharm hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the

18.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

aforesaid courts. Each of MSRx and KemPharm hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

10.4 Assignment. Except as provided in this Section 10.4, this Agreement may not be assigned to any Third Party by either Party, whether by operation of law or otherwise, without the prior written consent of the other Party; provided, however, that either Party may assign its rights under this Agreement, in whole or in part, without the prior written consent of the other Party to any of its Affiliates, KemPharm may assign its obligations under this Agreement to a wholly-owned subsidiary pursuant to a 355 Spin-off Transaction, and either Party may assign its rights and obligations under this Agreement, in whole, to any purchaser of all or a substantial part of its assets or business, whether by merger, consolidation, reorganization, or sale of stock, subject to the provisions of Sections 4.2. The assignment of a Party’s rights under this Agreement in accordance with this Section 10.4 shall be contingent on the delivery of the assigning Party and its Affiliate or Third Party to the other Party of a guarantee of the performance of this Agreement in a form reasonably satisfactory to the other Party. Any purported assignment or transfer in violation of this Section 10.4 shall be void ab initio and of no force or effect. This Agreement shall be binding upon, and subject to the terms of the foregoing sentence, inure to the benefit of the Parties hereto, their permitted successors, legal representatives and assigns.

10.5 Notices. All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered personally, by facsimile or email transmission with confirmation of receipt, by mail (first class, postage prepaid), or by overnight delivery using a globally-recognized carrier, to the Parties at the following addresses:

MSRx: MonoSol Rx, LLC

30 Technology Drive

Warren, New Jersey 07059

Attn: President

Telephone: 908-941-1900

Facsimile: 908-561-1209

[*]

KemPhann: KemPharm, Inc.

7 Hawkeye Drive

Suite 103

North Liberty, Iowa 52317

Attn: President

Telephone: 319-665-2575

Facsimile: 319-665-2577

Email: tcmickle@kempharm.com

or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor. If a demand, notice, consent, approval, report, request and other communication has been properly sent or delivered in accordance with this clause, it will be

19.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

deemed to have been received as follows: if delivered personally, at the time of delivery; or if sent by fax, at the time of transmission; or if sent by e-mail, at the time of transmission; if sent by mail, 9:00 am on the fourth Business Day after posting; or if delivered by commercial courier, on the date and at the time of signature of the courier’s receipt; or if delivered by overnight delivery using a globally-recognized carrier, 9:00 am on the second working day after posting.

For the purposes of this clause all times are to be read as local time in the place of deemed receipt; and if deemed receipt under this clause is not within business hours (meaning 9:00 am to 5:30 pm Monday to Friday on a day that is not a public holiday in the place of receipt), the demand, notice, consent, approval, report, request and other communication is deemed to have been received when business next starts in the place of receipt.

10.6 Severability. In the event of the invalidity of any provisions of this Agreement or if this Agreement contains any inconsistencies, the Parties agree that such invalidity or inconsistency shall not affect the validity of the remaining provisions of this Agreement. The Parties will replace an invalid provision or correct any inconsistency with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of an inconsistency, the Parties’ presumed intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require either Party to violate any laws.

10.7 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

10.8 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

10.9 Entire Agreement. This Agreement (including the exhibits hereto, which by this reference are incorporated herein and made a part hereof as if set forth verbatim) constitutes the entire agreement between the Parties hereto with respect to the within subject matter and supersedes all previous agreements and understandings between the Parties, whether written or oral, including, without limitation but subject to the rights of MSRx under Section 2.4 above, the CLA. Any and all confidential or proprietary information exchanged between the Parties pursuant to the CLA, the Confidentiality Agreement executed and delivered as of [*], and that certain agreement between the Parties dated [*] and amended on [*], shall be deemed Confidential Information for purposes of and covered by the terms of this Agreement. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of the Parties.

20.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.10 Third Party Beneficiaries. With the exception of either Party’s Affiliates, and with the additional exception of Shire’s rights with respect to the Shire Release, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including without limitation any creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any debt, liability or obligation against either Party hereto. The rights of the Parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement is not subject to the consent of any Third Party that is not a party to this Agreement.

10.11 Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts, all of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures provided by facsimile transmission shall be deemed to be original signatures.

[Signature Page Follows]

21.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

MONOSOL RX, LLC		KEMPHARM, INC.

By:	/s/ Alexander M. Schobel	By:	/s/ Travis Mickle
Travis Mickle, president and CEO

22.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

Shire Release

23.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Shire LLC

9200 Brookfield Court

Florence, Kentucky

Telephone 800-828-2088

EXECUTION COPY

March 20, 2012

A. Mark Schobel, President and Chief Executive Officer

MonoSol Rx, LLC

30 Technology Drive

Warren, New Jersey 07059

Re: Collaboration and License Agreement with KemPharm, Inc.

Dear Mr. Schobel:

[* 4 pages of text omitted]

Very truly yours,

Shire LLC

By:
Name: Mike Chapman, President
Title:
Date:

24.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ACKNOWLEDGED AND AGREED:
MonoSol Rx, LLC

By:
A. Mark Schobel, President and Chief Executive Officer

Date:
,

29.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

VALUATION TERMS

Any valuation conducted pursuant to Section 4.2 shall be in accordance with the following:

1. Any valuation expert utilized for the purposes of assessing and/or determining Value associated with KP415 pursuant to Section 4.2 shall be at least a credentialed partner or director from a certified public accounting firm or investment bank with which neither Party (nor their Affiliates) has had any past, material relationship. The Parties agree that any determination of the Value reasonably attributable to the KemPharm Sale Price by such independent valuation experts shall be conducted as a valuation engagement as defined by the Statement on Standards for Valuation Services (SSVS) of the American Institute of Certified Public Accountants and in accordance with SSVS. The determination of Value resulting from the valuation engagement shall be expressed as a conclusion of value as defined by SSVS and, as it relates to the all of the valuation experts performing such valuation, communicated in a detailed report as defined by SSVS.

2. Notwithstanding the requirements of SSVS, the valuation expert, at a minimum, shall consider the following with respect to KP415:

[*]

3. Notwithstanding the requirements of SSVS, the valuation expert, at a minimum, shall consider criteria substantially similar to the above paragraphs 2.A-I, with respect to each of the other assets included in the KemPharm Sale Transaction.

4. The valuation expert shall assign a valuation of the overall portfolio of tangible and intangible assets that are included the KemPharm Sale Transaction as a going concern, taking into consideration the individual value of each of such tangible and intangible assets.

5. Each of the Parties agree that it shall provide to the valuation expert a copy of this provision for instruction in connection with such independent valuation expert’s determination of the Value.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.